Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Callon Petroleum Company
Callon Petroleum Company
Employee Savings And Protection Plan
We consent to the incorporation by reference in the Registration Statement of Callon Petroleum Company on Form S-8 filed October 16, 2003, of our report dated June 25, 2008 appearing in this Annual Report on Form 11-K of Callon Petroleum Company Employee Savings and Protection Plan for the year ended December 31, 2007.

Jackson, Mississippi
June 25, 2008

15